SETTLEMENT AGREEMENT AND RELEASE
                   --------------------------------

     This Settlement Agreement ("Agreement") is entered by and between the United States of America, acting through its Department of Justice and the United States Attorneys' Offices for the Middle District of North Carolina, Southern District of New York, Southern District of California, Middle District of Pennsylvania, District of New Mexico, and Eastern District of Virginia, and on behalf of the Office of Inspector General of the United States Department of Health and Human Services ("HHS-OIG"); the Office of Inspector General of the United States Railroad Retirement Board ("RRB-OIG"); the Office of the Civilian Health and Medical Program of the Uniformed Services ("OCHAMPUS") through the General Counsel, a field activity of the Office of the Secretary of Defense, the United States Department of Defense; the Federal Employees Health Benefits Program, administered by the United States Office of Personnel Management ("OPM-OIG"), through the United States Attorney's Office for the District of Columbia (collectively all of the above will be referred to as the "United States"); Laboratory Corporation of America Holdings, and Laboratory Corporation of America, corporations organized under the laws of the State of Delaware, Roche Biomedical Laboratories, Inc., National Health Laboratories, Inc., and Allied Clinical Laboratories, Inc.; and Andrew A. Hendricks, M.D., William St. John LaCorte, M.D., Mary J. Downy, and Geoffrey Zuccolo (the "Relators"). Collectively, all of the above will be referred to as "the Parties."


                               PREAMBLE
                               --------

     A. WHEREAS, this Agreement addresses the United States' civil claims against Roche Biomedical Laboratories, Inc. ("RBL"), National Health Laboratories, Inc. ("NHL"), Allied Clinical Laboratories, Inc. ("Allied"), and Laboratory Corporation of America Holdings ("LCAH") and Laboratory Corporation of America ("LCA") (LCAH and LCA will be collectively referred to as "LabCorp") as successor by merger to RBL and NHL, based on the conduct described in Preamble Paragraphs E through Z below and the conduct alleged in United States ex rel.
Andrew A. Hendricks, M.D. v. Roche Biomedical Laboratories, Inc., 93 Civ. 5644 (JSM) (Southern District of New York) (filed August 13,
1993); United States ex rel. William St. John LaCorte, M.D. v. Roche Biomedical Laboratories, Inc., No. 2:96CV00417 (Middle District of North Carolina) (originally filed December 27, 1993, in the Eastern District of Louisiana, and transferred to the Middle District of North Carlina on May 15, 1996); United States ex rel. Mary J. Downy v. National Health Laboratories, Inc. and Roche Biomedical, Inc. (its successor) d/b/a Laboratory Corporation of America et al., Civ. No. 96-0378 (District of New Mexico) (filed March 20, 1996); and United
States ex rel. Geoffrey Zuccolo v. NHL/LabCorp of America et al., Civ. No. 96-67-M (Eastern District of Virginia) (filed January 4, 1996) (collectively these four suits will be referred to as the "Civil Actions" and Andrew A. Hendricks, M.D., William St. John LaCorte,
M.D., Mary J. Downy, and Geoffrey Zuccolo will be referred to as the "Relators");

     B. WHEREAS, Allied is entering a plea of guilty to an Information alleging the submission of a false claim to the United States captioned United States v. Allied Clinical Laboratories, San Diego Regional Laboratory, Criminal Case No. [TO BE ASSIGNED] (filed in the Middle District of North Carolina, November 21, 1996);

     C. WHEREAS, Laboratory Corporation of America Holdings (formerly National Health Laboratories Holdings, Inc.) is a Delaware corporation publicly traded on the New York Stock Exchange, which is the successor by merger to Roche Biomedical Laboratories, Inc., and which wholly owns Laboratory Corporation of America (formerly known as National Health Laboratories, Inc.) (this merger was effective April 28, 1995);

     D. WHEREAS, Allied Clinical Laboratories, Inc., is a Delaware corporation formerly headquartered in Tennessee, which was acquired by NHL in June 1994;

     E. WHEREAS, at relevant times, RBL, NHL, and Allied each owned and operated a system of independent clinical testing laboratories in the United States;

     F. WHEREAS, RBL, NHL, and Allied submitted or caused to be submitted claims for payment to the Medicare program, Title XVIII of the Social Security Act, 42 U.S.C. ' 1395 et seq., which is administered by the United States Department of Health and Human
Services;

     G. WHEREAS, RBL, NHL, and Allied submitted or caused to be submitted claims for payment to the CHAMPUS program, 10 U.S.C. '' 1071-1106, which is administered by the United States Department of Defense through its component agency, OCHAMPUS;

     H. WHEREAS, RBL, NHL, and Allied submitted or caused to be submitted claims for payment to the Railroad Retirement Medicare program, Railroad Retirement Act of 1974, 45 U.S.C. ' 231 et seq., which is administered by the United States Railroad Retirement Board ("RRB");

     I. WHEREAS, RBL, NHL, and Allied submitted or caused to be submitted claims for payment to the Federal Employees Health Benefits Program ("FEHBP"), which is administered by the Office of Personnel Management ("OPM") pursuant to 5 U.S.C. '' 8901 et seq.;

     J. WHEREAS, RBL submitted or caused to be submitted claims for payment to the Medicaid programs, Title XIX of the Social Security Act, 42 U.S.C. ' 1396 et seq., of the states of Alabama, Alaska, Arkansas, California, Colorado, Delaware, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maryland, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, New Hampshire, New Jersey, New York, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Pennsylvania, Rhode Island, South Carolina, Tennessee, Texas, Virginia, Washington, West Virginia, and Wisconsin;

     K. WHEREAS, NHL submitted or caused to be submitted claims for payment to the Medicaid programs, Title XIX of the Social Security Act, 42 U.S.C. ' 1396 et seq., of the states of Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, Tennessee, Texas, Virginia, Washington, West Virginia, Wisconsin, Wyoming, and the District of Columbia;

     L. WHEREAS, Allied submitted or caused to be submitted claims for payment to the Medicaid programs, Title XIX of the Social Security Act, 42 U.S.C. ' 1396 et seq., of the states of Alabama, California, Florida, Georgia, Idaho, Illinois, Louisiana, Mississippi, Nevada, North Carolina, Ohio, Tennessee, Texas, Utah, and Wyoming (the states referred to in Paragraphs J through L will be referred to collectively as the "Participating States");

     M. WHEREAS, the United States alleges that commencing in 1990 and continuing thereafter RBL violated federal statutes and/or common law doctrines, in connection with the marketing, sale, pricing and billing of its Diagnostic Multi-Chem Profiles (RBL Nos. 027623 and 037267) and other profiles incorporating these Diagnostic Multi-Chem Profiles, by routinely and automatically adding high-density lipoprotein ("HDL") tests (Current Procedural Terminology code ("CPT") 83718) and low-density lipoprotein ("LDL") calculations (CPT 83720) to all of its Diagnostic Multi-Chem Profiles, and RBL submitted and/or caused to be submitted false claims to the United States for these tests that RBL knew were not specifically ordered by physician-clients and were not reasonable and necessary for the diagnosis or treatment of illness or injury; these tests were billed by and paid to RBL;

     N. WHEREAS, the United States alleges that commencing on April 1, 1991, and continuing thereafter RBL violated federal statutes and/or common law doctrines, in connection with the marketing, sale, pricing and billing of its testing for Thyroid Stimulating Hormone ("TSH") (CPT 84443) by routinely adding such test to its Executive Profile I (RBL Nos. 048827 and 272211), Executive Profile II (RBL Nos. 252189 and 267898), Executive Profile III (RBL Nos. 213736 and 272203), and Executive Profile IV (RBL Nos. 277715 and 277723), as well as adding T-3 Uptake (CPT 84479) and Free Thyroxine Index ("T-7") (CPT 82756) to certain Executive Profiles, and RBL submitted and/or caused to be submitted false claims to the United States for these tests that RBL knew were not specifically ordered by physician-clients and were not reasonable and necessary for the diagnosis or treatment of illness or injury; these tests were billed by and paid to RBL;

     O. WHEREAS, the United States alleges that prior to 1990 and continuing thereafter RBL violated federal statutes and/or common law doctrines, in connection with the marketing, sale, pricing and billing of its testing for osmolality (CPT 83930), by routinely and automatically including such test in Executive Profile D (RBL Nos. 032185 and 040048) and Executive Profiles I and III and other profiles, and RBL submitted and/or caused to be submitted false claims to the United States for these tests that RBL knew were not specifically ordered by physician-clients and were not reasonable and necessary for the treatment or diagnosis of illness or injury; these tests were billed by and paid to RBL;

     P. WHEREAS, the United States alleges that prior to 1990 and continuing thereafter RBL violated federal statutes and/or common law doctrines, in connection with the marketing, sale, pricing and billing of its testing for fructosamine (CPT 82985) as a routine and automatic part of its Executive Profile D (RBL Nos. 032185 and 040048), Executive Profiles III and IV, and other profiles, and RBL submitted and/or caused to be submitted false claims to the United States for these tests that RBL knew were not specifically ordered by physician-clients and were not reasonable and necessary for the diagnosis or treatment of illness or injury; these tests were billed by and paid to RBL;

     Q. WHEREAS, the United States alleges that prior to 1990 and continuing thereafter RBL violated federal statutes and/or common law doctrines in connection with the marketing, sale, pricing and billing of its testing for Syphilis (CPT 86592) as a routine and automatic part of its Executive Profile II (RBL No. 252189), Executive Profile III (RBL No. 213736) and other profiles, and RBL submitted and/or caused to be submitted false claims to the United States for these tests that RBL knew were not specifically ordered by a physician and were not reasonable and necessary for the diagnosis or treatment of illness or injury; these tests were billed by and paid to RBL;

     R. WHEREAS, the United States alleges that NHL violated federal statutes and/or common law doctrines from January 1, 1993, through December 31, 1993, in connection with the marketing, sale, pricing and billing of the HDL test and LDL calculation ("HDL" collectively) as a routine and automatic part of the NHL's standard "Health Survey Profile I" ("HSP I") group of blood tests commonly ordered by doctor-clients of NHL, and the serum ferritin test (a test to estimate iron storage) as a routine and automatic part of its standard HSP I blood tests; NHL submitted and/or caused to be submitted false claims to the United States for these tests which NHL knew were not specifically ordered by physician-clients and were not reasonable and necessary for the diagnosis or treatment of illness or injury; these tests were billed by and paid to NHL;

     S. WHEREAS, the United States alleges that the HDL and ferritin conduct described in Paragraph R above did generate NHL claims for payment to federally-funded programs for HDL and ferritin tests that NHL knew were not specifically ordered by physician-clients and were not reasonable and necessary for the diagnosis or treatment of an illness or injury, and enabled NHL to collect federal payments from Medicare, CHAMPUS, RRB, FEHBP, and Medicaid for such tests; these allegations resulted in tests that were billed by and paid to NHL;

     T. WHEREAS, NHL asserts that after December 18, 1992, it took steps to disclose to its physician-clients the contents of the HSP I profile and to provide appropriate ordering options to them, but the United States alleges that NHL's steps to cease submitting false claims by billing federally-funded programs for medically unnecessary HDL, LDL, and ferritin tests/calculations were inadequate;

     U. WHEREAS, the United States alleges that from January 1, 1989, through June 1993, NHL violated federal statutes and/or common law doctrines in connection with the marketing, sales, pricing and billing aspects of its program to provide two separate tests, prostatic acid phosphatase ("PAP") and prostate-specific antigen ("PSA"), only as a combined PAP/PSA panel, and by performing and billing for both tests when either test was ordered, combining the tests on its order forms, and/or presenting literature to healthcare providers representing that the combination of the PAP and PSA tests was medically valid and necessary; and NHL submitted and/or caused to be submitted false claims to the United States for these tests which NHL knew were not specifically ordered by physician-clients and were not reasonable and necessary for the diagnosis or treatment of illness or injury; these allegations resulted in tests that were billed by and paid to NHL;

     V. WHEREAS, the United States alleges that from January 1, 1988, and continuing thereafter Allied violated federal statutes and/or common law doctrines, in connection with the marketing, sale, pricing and billing of its testing for serum ferritin (CPT 82728), gamma glutamyl transpeptidase ("GGT") (CPT 82977), triglycerides ("Trig") (CPT 84478), serum iron (CPT 83540/83545), HDL, LDL, creatine phosphokinase ("CPK") (CPT 82550), amalyse (CPT 82150), and serum magnesium tests (CPT 83735/83750), when performed routinely and automatically in conjunction with Allied chemistry profiles that included serial multichannel automated chemistry ("SMAC") tests (CPT 80002-80019); and Allied submitted and/or caused to be submitted false claims to the United States for these tests which Allied knew were not specifically ordered by physicians-clients and were not reasonable and necessary for the diagnosis or treatment of illness or injury; these services were billed by and paid to Allied;

     W. WHEREAS, the United States alleges that from January 1, 1988, and continuing thereafter Allied violated federal statutes and/or common law doctrines in connection with its calculations of and billing for Complete Blood Count ("CBC"), one or more additional indices (CPT 85029/85030), when these indices were not ordered by physician-clients; and Allied submitted and/or caused to be submitted false claims to the United States for these tests which Allied knew were not specifically ordered by physician-clients and were not reasonable and necessary for the diagnosis or treatment of illness or injury; these services were billed by and paid to Allied;

     X. WHEREAS, the United States alleges that commencing on January 1, 1988, and continuing thereafter Allied violated federal statutes and/or common law doctrines in connection with its testing and billing for T-7 (CPT 82756) in conjunction with Allied's thyroid profiles; and Allied submitted and/or caused to be submitted false claims to the United States for these tests which Allied knew were not specifically ordered by physician-clients and were not reasonable and necessary for the diagnosis or treatment of illness or injury; these services were billed by and paid to Allied;

     Y. WHEREAS, the United States alleges that commencing on January 1, 1988, and continuing thereafter Allied violated federal statutes and/or common law doctrines in connection with its testing and billing for Free Thyroxine ("T-4") (CPT 84435, 84436, 84439) as reflex tests in conjunction with Allied's TSH tests; and Allied submitted and/or caused to be submitted false claims to the United States for these tests which Allied knew were not specifically ordered by physician-clients and were not reasonable and necessary for the diagnosis or treatment of illness or injury; these services were billed by and paid to Allied;

     Z. WHEREAS, LabCorp on behalf of Allied, pursuant to an Allied Corporate Integrity Agreement entered into by HHS-OIG and Allied in March 1995, reported to HHS-OIG in May 1995, October, 1995, and in six Quarterly Reports submitted to HHS-OIG accompanied by audits in 1995 and 1996, that Allied had received overpayments by the Medicare program and enumerated Medicaid programs for certain specified conduct at identified locations for particular time periods, and LabCorp on behalf of Allied described in these reports the cost impact of such conduct;

     AA. WHEREAS, the United States alleges that the practices described in Preamble Paragraphs E though Z above resulted in the submission of false claims actionable under the False Claims Act, 31 U.S.C. ' 3729 et seq., to the Medicare program, the Railroad Retirement Medicare program, the CHAMPUS program, the Federal Employees Health Benefits Program, and the Medicaid programs in the states listed in Preamble Paragraphs J through L above, which enabled RBL, NHL, and Allied to improperly collect federal Medicare payments, Railroad Retirement Medicare program payments, CHAMPUS payments, Federal Employees Health Benefits Program payments, and Medicaid program payments from the states listed in Preamble Paragraphs J through L above;

     BB. WHEREAS, LabCorp, RBL, NHL, and Allied deny the contentions of the United States and the Relators as set forth in Preamble
Paragraphs M through Y above;

     CC. WHEREAS, the United States is entering into this Settlement Agreement on the basis of LabCorp's financial constraints, and in reliance on the accuracy and completeness of the financial disclosures made by LabCorp to the United States;

     DD.  WHEREAS, LabCorp has entered into a Corporate Integrity
Agreement with HHS-OIG; and

     EE. WHEREAS, in order to avoid the delay, expense, inconvenience and uncertainty of protracted litigation of these claims, the Parties mutually desire to reach a full and final compromise of the civil claims the United States has against LabCorp, RBL, NHL, and Allied, pursuant to the statutes and terms set forth in Paragraphs 7 and 8 below and based on the conduct alleged in Preamble Paragraphs M through Z above, except as reserved in Paragraph 9 below.


                         TERMS AND CONDITIONS
                         --------------------

     NOW, THEREFORE, in reliance on the representations contained herein and in consideration of the mutual promises, covenants, and obligations in this Agreement, and for good and valuable consideration, receipt of which is hereby acknowledged, the Parties hereby agree as follows:

     1. LabCorp agrees to pay the United States and the Participating States, collectively, the sum of one hundred eighty two million dollars ($182,000,000) (the "Settlement Amount"), and this sum shall constitute a debt immediately due and owing to the United States and the Participating States on the effective date of this Agreement. This debt is to be discharged by payments to the United States and the Participating States, under the following terms and conditions:
          a. LabCorp shall pay one hundred eighty two million dollars ($182,000,000) to the United States and the Participating States, collectively, no later than three business days after the effective date on which LabCorp and its current lending banks refinance LabCorp's existing debt under its Credit Agreement with Credit Suisse and other banks dated April 28, 1995 ("Refinancing");
          b. If the Refinancing is not achieved by January 28, 1997, LabCorp shall pay one hundred eighty two million dollars ($182,000,000) to the United States and the Participating States, collectively, by January 31, 1997, or LabCorp shall pay these amounts by March 31, 1997, together with interest on any amount not paid by January 31, 1997, at the annual rate of 5.64% compounded monthly from January 31, 1997, to the date of payment; this interest shall be paid to the United States no later than January 31, 1998;
          c. The payment to the United States described above shall be electronically transferred pursuant to instructions provided by the Executive Office for the United States Attorneys, Department of Justice, Washington, D.C., 20530, and in accordance with the attached Promissory Note (Exhibit 1). Each payment to the United States described above and under the attached Promissory Note shall be made no later than 11:00 a.m. (New York City time) on the date due.
          d. Nothing in this Agreement shall preclude LabCorp from prepaying any payment due under this Agreement.

     2. RBL, NHL, Allied, and LabCorp are in default of this Agreement on the date of occurrence of any of the following events ("Events of Default"):
          a. Failure to Make Timely Payments. Failure by LabCorp to pay any amount provided for in Paragraph 1 when such payment is due and payable;
          b. Commencement of Bankruptcy or Reorganization Proceeding. If prior to making the full payment of the amount due under Paragraph 1 above, (i) LabCorp commences any case, proceeding, or other action (A) under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have any order for relief of debtors, or seeking to adjudicate it as bankrupt or insolvent, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets; or (ii) there shall be commenced against LabCorp any such case, proceeding or other action referred to in clause (i) which results in the entry of an order for relief and any such order remains undismissed, or undischarged or unbonded for a period of thirty (30) days; or (iii) LabCorp takes any action authorizing, or in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth above in this sub-Paragraph 2.b.;
          c. Monetary Judgment. If prior to making payment of the amount due under Paragraph 1 above, any judgment or order for the payment of money in excess of twenty-five million dollars ($25,000,000) in any individual case, or fifty million dollars ($50,000,000) in the aggregate at any one time, is rendered against LabCorp, and (i) such judgment or order is not stayed, vacated, bonded, or dismissed pending appeal within thirty (30) calendar days of its entry, or (ii) any such judgment or order which is stayed, vacated, bonded, or dismissed as set forth in sub-Paragraph 2.c.(i), is then upheld after the exhaustion of all appeals. Notwithstanding the above, this Paragraph 2.c. shall be deemed to conform with Section 6.01(f) (or the successor section or sub-section) of the Credit Agreement dated April 28, 1995.
          d. Non-monetary Judgment. Any non-monetary judgment or order against LabCorp (i) that is rendered prior to the payments by LabCorp to the United States of the amounts due under Paragraph 1 above, and (ii) that is reasonably likely to materially impair (a) the ability of LabCorp to perform its obligations under this Agreement, or
(b) the rights and remedies of the United States under this Agreement, and such judgment or order is not stayed, vacated, discharged or bonded pending appeal within thirty (30) calendar days of its entry, and such judgment or order which is stayed, vacated, bonded, or dismissed, is then upheld after the exhaustion of all appeals. The words "reasonably likely to materially impair" shall have the meaning they have in the Credit Agreement dated April 28, 1995, and under the securities laws. Notwithstanding the above, this Paragraph 2.d. shall be deemed to conform with Section 6.01(g) (or the successor section or sub-section) of the Credit Agreement dated April 28, 1995;
          e. Other Event of Default. Any default occurs after the effective date of this Agreement under the Credit Agreement dated April 28, 1995, and such default is not cured or waived.

     3. On the date of any such Event of Default as defined in Paragraph 2 above, RBL, NHL, Allied, and LabCorp agree that:
          a. LabCorp shall provide the United States with written notice of such Event of Default within two (2) business days of such event (unless the Event of Default has been cured); or
          b. The United States may, effective upon ten business days notice to LabCorp (unless the Event of Default has been cured or, in the case of an Event of Default pursuant to Paragraph 2.e, waived), in its sole discretion declare that an Event of Default has occurred;

     4. Provided that notice has been given to the United States under Paragraph 3.a. above or notice has been given to LabCorp under Paragraph 3.b. above:
          a. Unless the Event of Default is under Paragraph 2.b. above, the Settlement Amount referenced in Paragraph 1 above (minus any payments of principal made to date) shall become immediately due and payable, and shall bear interest at the interest rate of 10% annually above the published Wall Street Journal prime interest rate (as of November 21, 1996) from the effective date of this Settlement Agreement, in accordance with the attached Promissory Note;
          b. In addition, LabCorp will pay the United States all reasonable costs of collection and enforcement of this Agreement, including attorneys' fees and expenses. The United States reserves the option of referring such matters for private collection. (The Settlement Amount plus interest described in Paragraph 4.a. above and the costs of collection and enforcement described in this Paragraph 4.b. will be referred to as the "Default Obligations.");
     5. Provided that notice has been given to the United States under Paragraph 3.a. above or notice has been given to LabCorp under Paragraph 3.b. above, the United States may take any of the following actions:
          a. The United States may exclude LabCorp from participation in any federally-funded health care program until the Default Obligations are satisfied. LabCorp agrees not to contest such exclusion either administratively or in any state or federal court, except based on payment in accordance with Paragraph 1 above, lack of notice, or full satisfaction of the Default Obligations;
          b. The United States may satisfy the Default Obligations or any portion thereof by offset of any monies payable to LabCorp by any department, agency, or agent of the United States;
          c. The United States may confess judgment as set forth in the attached Promissory Note and LabCorp agrees that it will not contest the fact or amount of the judgment except based on payment in accordance with Paragraph 1 above, lack of notice, or full satisfaction of the Default Obligations.
          d. In addition to the rights enumerated in Paragraphs 5.a. through 5.c. above, in the Event of Default the United States retains any and all other rights and claims it has or may have under law and equity.

     6.   In the event of an Event of Default under Paragraph 2.b.
above (Commencement of Bankruptcy or Reorganization Proceeding):
          a. The United States shall have an allowed claim in the amount of two hundred million dollars ($200,000,000), in accordance with the confession of judgment provision of the attached Promissory Note, plus interest of 5% annually above the published Wall Street Journal prime rate (as of November 21, 1996) from the effective date of this Settlement Agreement plus other costs and fees, less any payments of principal already made to the United States under Paragraph 1 above, in accordance with the attached Promissory Note. LabCorp agrees not to dispute the validity or amount of this claim subject only to being provided with calculations in support of the amount of the claim. LabCorp further agrees not to seek subordination of the United States' claim;
          b. LabCorp agrees not to contest or oppose any motion filed by the United States seeking relief from or modification of the automatic stay of 11 U.S.C. ' 362(a) nor to seek relief under 11
U.S.C. ' 105 to enjoin or restrain the United States from recovering monies owed by LabCorp arising out of this Agreement or the attached Promissory Note, or recovering monies through offset of monies otherwise due to LabCorp from any federally-funded health care program. LabCorp recognizes that this express waiver is in consideration for the settlement of claims by the United States described in Paragraphs M through Z above, under the terms and conditions contained in this Settlement Agreement.
          c. By expressly waiving the automatic stay provision, LabCorp agrees not to oppose or interfere with any motion made in federal court (including bankruptcy courts) by the United States to exclude LabCorp from participation in the Title XVIII (Medicare) and Title XIX (Medicaid) programs;
          d. This Agreement shall be voidable at the sole option of the United States;
          e. If any terms of this Agreement are set aside for any reason, including as a result of a preference action brought pursuant to 11 U.S.C. ' 547, the United States, at its sole option and in its discretion, may rescind all terms of this Agreement and seek recovery of the full amount of claims and allegations identified herein and in the Civil Actions or in the alternative enforce the remaining terms of this Agreement. In the event of such rescission, all Parties reserve all rights, claims, and defenses that are available under law and equity.
          f. In addition to the rights enumerated in Paragraph 6.a. through 6.e. above, the United States and all other Parties shall retain all rights and claims they have or may have under law and equity.
     7. Subject only to the conditions specified in Paragraph 9 below, on full receipt of the payments described in Paragraph 1 above by the United States and the Participating States, collectively, the United States, on behalf of itself, its officers, agents, agencies, and departments, will release and will be deemed to have released (i) RBL, NHL, Allied, LabCorp as successor-in-interest to RBL and NHL and Allied, their divisions and subsidiaries, (ii) their predecessors, parents, successors, assigns, transferees, (iii) any of their current or former directors, officers, and employees in such capacity, from any civil or administrative monetary claims (including recoupment claims) that the United States has or may have under the False Claims Act, 31 U.S.C. ' 3729 et seq. (as amended); the Program Fraud Civil Remedies Act, 31 U.S.C. ' 3801 et seq.; the Civil Monetary Penalties
Law, 42 U.S.C. ' 1320a-7a; the FEHBP civil sanctions provision, 5
U.S.C. ' 8902a (subject to Paragraph 12 below); any statutory provision applicable to the federally-funded programs in this Agreement for which the Civil Division, United States Department of Justice, has actual and present authority to assert and compromise (or delegate) pursuant to 28 C.F.R. Part 0, Subpart I, ' 0.45(d) (1995); Titles XVIII and XIX of the Social Security Act, 42 U.S.C. ' 1395 et seq. and 42 U.S.C. ' 1395 et seq.; or common law, for the allegations set forth in Paragraphs M through Z of the Preamble above including the Civil Actions with respect to claims submitted or caused to be submitted to the Medicare program, the Railroad Retirement
Medicare program, the CHAMPUS program, and/or the FEHBP, and to Medicaid programs of the Participating States.

     8. Subject to Paragraph 9 below, the United States releases, under all of the terms and conditions of Paragraph 7 above and on full receipt of the payment described in Paragraph 1 above by the United States and the Participating States, collectively: Hoffmann-La Roche, Inc. ("HLR"), a New Jersey corporation; HLR Holdings, Inc., a Delaware corporation, and a direct wholly-owned subsidiary of Hoffmann-La Roche; Roche Holdings, Inc., a Delaware corporation; F. Hoffmann-La Roche Ltd., Roche Finance Ltd., Roche Holding AG (otherwise known as Roche Holding Ltd.), each of which is a corporation organized and existing under the laws of Switzerland, contingent on and subject to HLR or its designee making a one hundred million dollar ($100,000,000) capital investment in LabCorp which will be used to contribute to LabCorp's recapitalization.

     9. Notwithstanding any other provision in this Agreement, the United States in this Settlement Agreement specifically does not release RBL, NHL, Allied, LabCorp, HLR or any corporate entity referenced in Paragraph 8 above, or any other entity or individual under this Agreement from (a) any potential criminal liability arising from the subject matter of this Agreement; (b) any potential criminal, civil or administrative claims arising under Title 26 U.S. Code (Internal Revenue Code); (c) any potential liability to the United States (or any agencies thereof) for any conduct other than that identified in Preamble Paragraphs M through Z above; (d) any conduct or allegations in United States ex rel. Geoffrey Zuccolo v. NHL/LabCorp, Civ. No. 96-67-M (Eastern District of Virginia) (filed January 4, 1996), except that described in Preamble Paragraph U above;
(e) any claims against individuals, including current or former directors, officers, and employees who are criminally indicted or convicted of an offense, or who enter a criminal plea or administrative agreement, related to the conduct alleged in Preamble Paragraphs M through Z above; (f) any obligations created by this Agreement; (g) any claims for defective or deficient services, including quality of testing service claims.

     10. Effective on full execution of this Agreement and provided no Event of Default occurs, the Office of Inspector General of HHS agrees to release and refrain from instituting, directing, or maintaining any administrative claim or any action seeking exclusion from the Medicare program or State health care programs (as defined in 42 U.S.C. ' 1320a-7(h)) against LabCorp as successor to RBL and NHL and Allied, RBL and NHL, their parents, affiliates, divisions, subsidiaries, their predecessors, successors, assigns, transferees or any of their present or former directors, officers, employees, or agents under 42 U.S.C. ' 1320a-7a (Civil Monetary Penalties Law);
31 U.S.C. '' 3801-3812 (Program Fraud Civil Remedies Act); or 42 U.S.C. ' 1320a-7(b) (permissive exclusion) for the conduct described in Preamble Paragraphs M through Z above including that alleged in the Civil Actions, except as reserved in Paragraph 9 above. The Office of Inspector General of HHS expressly reserves all rights and statutory obligations to exclude RBL or NHL, or any of its parents, affiliates, divisions, subsidiaries, successors, or assigns, or any of its present or former officers, directors, employees, from the Medicare program or a State health care program under 42 U.S.C. ' 1320a-7(a) (mandatory exclusion). Nothing in this Paragraph precludes the Office of Inspector General of HHS from taking action against Allied, or from taking action against entities or persons, or for conduct and practices, for which civil claims have been reserved in Paragraph 9 above.

     11. Effective on full execution of this Agreement and provided no Event of Default occurs, OCHAMPUS agrees to release and refrain from instituting, directing, or maintaining any administrative claim or any action seeking exclusion from the CHAMPUS program against LabCorp as successor to RBL and NHL and Allied, RBL and NHL, their parents, affiliates, divisions, subsidiaries, their predecessors, successors, assigns, transferees or any of their present or former directors, officers, employees, or agents under 32 C.F.R. ' 199.9, or 31 U.S.C. '' 3801-3812 (Program Fraud and Civil Remedies Act) for the conduct described in Preamble Paragraphs M through Z above including that alleged in the Civil Actions, except as reserved in Paragraph 9 above. OCHAMPUS expressly reserves all rights and statutory obligations to exclude RBL and NHL, or any of its parents, affiliates, divisions, subsidiaries, successors, or assigns, or any of its present or former officers, directors, employees, from the CHAMPUS program under its mandatory exclusion authority, set forth at 32 C.F.R. ''
199.9 (f)(1)(i)(A), (f)(1)(i)(B), (f)(1)(iii).  Nothing in this
Paragraph precludes OCHAMPUS from taking action against Allied, or from taking action against any entities or persons, or for conduct and practices, for which civil claims have been reserved in Paragraph 9 above.

     12. Effective on full execution of this Agreement and provided no Event of Default occurs, OPM agrees to release and refrain from instituting, directing, or maintaining any administrative claim or any action seeking exclusion from the FEHBP program against LabCorp as successor to RBL and NHL and Allied, RBL or NHL, their parents, affiliates, divisions, subsidiaries, their predecessors, successors, assigns, transferees or any of their present or former directors, officers, employees, or agents, under 5 U.S.C. ' 8902a, 5 C.F.R. Part 970 or 31 U.S.C. '' 3801-3812 (Program Fraud and Civil Remedies Act) for the conduct described in Preamble Paragraphs M through Z above including that alleged in the Civil Actions, except as reserved in Paragraph 9 above and except if excluded by the Office of Inspector General of HHS pursuant to 42 U.S.C. ' 1320a-7(a). Nothing in this paragraph precludes OPM from taking action against Allied, or from taking action against entities or persons, or for conduct and practices, for which civil claims have been reserved in Paragraph 9 above.

     13. LabCorp and Allied agree not to exercise any right to contest mandatory exclusion of the San Diego Regional Laboratory of Allied or permissive exclusion of Allied by HHS, CHAMPUS, RRB, FEHBP, and/or the Participating States pursuant to 42 U.S.C. ' 1320a-7, 1320a-7a (Civil Monetary Penalties Law), 1320a-7c, 1320a-7(a) (Mandatory Exclusion), 1320a-7(b) (Permissive Exclusion), 5 U.S.C. ' 8902a (FEHBP), 32 C.F.R. ' 199.9 (CHAMPUS), and/or other applicable statutes and regulations; provided, however, that LabCorp shall have until January 2, 1997, to conclude the business affairs of Allied.

     14. a. Each Relator has agreed and does agree that the settlement of his or her Civil Action against Roche or NHL (or successors thereto), is fair, adequate and reasonable under all the circumstances, pursuant to 31 U.S.C. ' 3730(c)(2)(B). Subject to the exceptions in Paragraph 9 above, each Relator will release, on full receipt of the payments described in Paragraph 1 above by the United States and the Participating States, collectively, NHL, RBL, and/or LabCorp (to the extent named in each respective Civil Action), their affiliates, divisions, subsidiaries, their predecessors, successors, assigns, transferees, and any of their current or former directors, officers, employees, shareholders, and agents from any and all claims that may arise under or relate to any of the allegations in the Civil Actions, except as they relate to a statutory claim for reasonable attorneys' fees, costs, and expenses, pursuant to 31 U.S.C. ' 3730(d).
          b. The United States agrees to pay Geoffrey Zuccolo six hundred twenty five thousand four hundred dollars ($625,400) from the payment described in Paragraph 1 above within a reasonable time after receipt by the United States of such payment. Geoffrey Zuccolo, for himself, and for his heirs, successors, and assigns, will release and will be deemed to have released and forever discharged the United States from any claims pursuant to 31 U.S.C. ' 3730(d)(1) for a share of the proceeds of the Civil Actions, from any claims arising from the filing of his Civil Action, and in full settlement of claims under this Agreement. This Agreement does not resolve or in any manner affect any claims the United States has or may have against the Relator Geoffrey Zuccolo arising under Title 26, U.S. Code (Internal Revenue Code), or any claims arising under this Agreement.
          c. The United States agrees to pay Mary J. Downy three hundred eighty eight thousand nine hundred sixty four dollars ($388,965) from the payment described in Paragraph 1 above within a reasonable time after receipt by the United States of such payment. Mary J. Downy, for herself, and for her heirs, successors, and assigns, will release and will be deemed to have released and forever discharged the United States from any claims pursuant to 31 U.S.C. ' 3730(d)(1) for a share of the proceeds of the Civil Actions, from any claims arising from the filing of her Civil Action, and in full settlement of claims under this Agreement. This Agreement does not resolve or in any manner affect any claims the United States has or may have against the Relator Mary J. Downy arising under Title 26, U.S. Code (Internal Revenue Code), or any claims arising under this Agreement.

     15. RBL, NHL, and LabCorp as successor-in-interest to RBL and NHL hereby agree that they will waive and will not assert any defense, which may be based in whole or in part on the Double Jeopardy Clause of the Constitution as set forth in the holding or principles in United States v. Halper, 490 U.S. 435 (1989), in any criminal prosecution based on the conduct alleged in Preamble Paragraphs M through Z above, and they agree that the amounts paid under this Agreement are not punitive in nature or effect for purposes of such criminal prosecution. Nothing in this Agreement constitutes an agreement by the United States concerning the characterization of the amounts paid hereunder for purposes of any proceeding under Title 26 of the Internal Revenue Code.

     16.  With respect to the Civil Actions:
          a. After this Agreement is executed, the United States will notify the Court in the Southern District of New York that the Parties have stipulated that the claims of the United States and Relator in the Civil Action pending there shall be dismissed with prejudice effective on full receipt of the payments described in Paragraph 1 above by the United States and the Participating States, collectively, pursuant to and consistent with the terms of this Agreement and the attached Promissory Note.
          b. After this Agreement is executed, the United States will notify the Court in the District of New Mexico that the Parties have stipulated that the claims of the United States and Relator in the Civil Action pending there shall be dismissed with prejudice as to NHL effective on full receipt of the payments described in Paragraph 1 above by the United States and the Participating States, collectively, pursuant to and consistent with the terms of this Agreement and the attached Promissory Note.
          c. After this Agreement is executed, the United States will notify the Court in the Eastern District of Virginia that all Parties have stipulated that the claims of the United States and Relator in the Civil Action pending there, to the extent alleged in Paragraph U above only, shall be dismissed with prejudice effective on full receipt of the payments described in Paragraph 1 above by the United States and the Participating States, collectively, pursuant to and consistent with the terms of this Agreement and the attached Promissory Note. Any claims of the Relator in that Civil Action to the extent not alleged in Paragraph U above will not be released by the United States or subject to such stipulated dismissal.
          d. After this Agreement is executed, the United States will notify the Court in the Middle District of North Carolina that the Parties have stipulated that the claims of the United States and Relator in the Civil Action pending there shall be dismissed with prejudice effective on full receipt of the payments described in Paragraph 1 above by the United States and the Participating States, collectively, pursuant to and consistent with the terms of this Agreement and the attached Promissory Note.
          e. In addition to Paragraphs 16.a. through 16.d. above, the United States and the Relator, Dr. Andrew A. Hendricks, will file a stipulation for a transfer under 28 U.S.C. ' 1404 of his Civil Action from the Southern District of New York to the Middle District of North Carolina. That stipulation, and the notification to the United States District Court for the Middle District of North Carolina referenced in sub-Paragraph 16.d. above, will request that the United States District Court for the Middle District of North Carolina specifically retain jurisdiction with respect to any unresolved issues in those two Civil Actions, including reasonable attorneys' fees, costs, expenses, and Relators' shares, if any, of the settlement proceeds.
          f. Within seven business days of the effective date of this Settlement Agreement, with respect to the Civil Action now pending in the Middle District of North Carolina and the Civil Action to be transferred there under Paragraph 16.e. above, the Department of Justice shall propose to the Court a procedure to resolve in the Middle District of North Carolina on an expedited basis the issues of entitlements, if any, to reasonable attorneys' fees, costs, and expenses, and Relators' shares, if any, of the settlement proceeds.
          g. RBL, NHL, Allied and LabCorp agree that the time period between the effective date of this Agreement and March 31, 1997, shall not count in the calculation of any defense based on statutes of limitation, laches, or any other time-based defenses to the Civil Actions or the allegations described in Paragraphs M through Z above, pending the full satisfaction of the attached Promissory Note.

     17. The payments from LabCorp to the United States and the Participating States, collectively, under Paragraph 1 above shall not be offset by any claims for payment now being withheld from payment by any Medicare carrier or intermediary, by any CHAMPUS or FEHBP carrier or payor, or by any state payor, related to the tests or conduct referred to in Paragraphs E through Z above; and RBL, NHL, Allied and LabCorp agree not to resubmit any claims to a Medicare carrier or intermediary, or by any CHAMPUS or FEHBP carrier or payor, or by any state payor, that have been denied for tests billed between January 1, 1989, and November 21, 1996, and agree not to appeal such denials of claims, where such denial resulted from the practices described in Preamble Paragraphs M through Z above. Allied will withdraw its appeal regarding billing for iron tests to the Medicare carrier in Utah, and the United States will seek no further offset against Allied for iron tests based on the conduct described in Preamble Paragraph V above through the effective date of this Agreement.

     18. For government contracting purposes and for Medicare, Railroad Retirement Medicare, FEHBP, CHAMPUS, and state Medicaid purposes, RBL, NHL, Allied, and LabCorp agree to treat as unallowable all costs (as defined in the Federal Acquisition Regulations ("FAR") '31.205.47(a)) incurred by or on behalf of these corporate entities and/or its current or former officers, directors, agents, employees, shareholders, parents, subsidiaries, divisions, predecessors and successors in connection with (a) the matters covered by this Agreement; (b) the Government's audit and investigation of the matters covered by this Agreement; (c) these corporate entities' investigation, defense, and corrective actions; (d) the negotiation and performance of this Agreement; and (e) the payments made to the United States provided for in this Agreement. These amounts shall be separately estimated and accounted for by these corporate entities, and they will not charge such costs directly or indirectly to any contracts with the United States, or to any cost report submitted to the Medicare, Railroad Retirement Medicare, FEHBP, CHAMPUS, or state Medicaid programs.

     19. The Parties agree that this Agreement does not constitute an admission by any person or entity with respect to any issue of law or fact.

     20. This Agreement shall be binding only on the Parties, their successors, assigns, and heirs.

     21. The undersigned RBL, NHL, Allied, and LabCorp signatories represent and warrant that they are signing this Agreement in their official capacities and are fully empowered and authorized by their Board of Directors to execute this Agreement. The undersigned United States signatories represent that they are signing this Agreement in their official capacities and that they are fully empowered and authorized to do so.

     22. This agreement is subject to the acceptance by the United States District Court for the Middle District of North Carolina of the guilty plea and sentence set forth in the plea agreement between the United States and Allied Clinical Laboratories, San Diego Regional Laboratory, referenced in Preamble Paragraph B above.

     23. This Agreement shall become final and binding only on signing by each respective party hereto.

     24. This Agreement may not be changed, altered or modified, except in writing signed by the United States, LabCorp and, if applicable, the Party against whom the change, alteration, or modification is asserted.

     25. Any communication required under this Agreement must be in writing and must be given personally, by FedEx, by facsimile, or by registered or certified mail, postage prepaid, as follows:

To LabCorp, RBL, Allied, and NHL:

     Bradford T. Smith, Esq.
     General Counsel
     Laboratory Corporation of America Holdings
     358 South Main Street
     Burlington, North Carolina  27215
     Telephone:  (800) 222-7566
     FAX:      (910) 226-3835

To the United States:

     Michael F. Hertz, Esq.
     Director
     Commercial Litigation Branch
     Civil Division
     United States Department of Justice
     950 Pennsylvania Ave., N.W.
     Washington, D.C.  20530-0001
     Telephone:  (202) 514-7179
     FAX:       (202) 616-3085

at the above addresses, or as otherwise designated by notice. Notice by personal delivery (messenger or otherwise) shall be effective upon actual receipt. Notices by mail will be effective three (3) calendar days after mailing. Notices by facsimile or FedEx will be effective upon electronic verification of successful receipt or confirmation of delivery by FedEx, respectively.

     26. This Agreement shall be governed by the laws of the United States. The parties agree that the exclusive jurisdiction and venue for any dispute arising under this Agreement shall be the United States District Court for the Middle District of North Carolina.

     27. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which shall constitute one and the same Agreement.

     28. This Agreement is effective on the date signed by the last signatory.

                       UNITED STATES OF AMERICA


By:  /s/ LAURENCE J FREEDMAN       Dated:  November 21, 1996
     ---------------------------           -----------------
     LAURENCE J. FREEDMAN
     Civil Division
     United States Department of Justice


By:  /s/ CAROL C. LAM         Dated:  November 20, 1996
     ---------------------------           -----------------
     CAROL C. LAM
     Assistant United States Attorney
     Southern District of California


By:  /s/ WALTER C. HOLTON          Dated:  November 21, 1996
     ----------------------------          -----------------
     WALTER C. HOLTON, JR.
     United States Attorney
     Middle District of North Carolina


By:  /s/ DAVID A. KOENIGSBERG      Dated:  November 20, 1996
     ----------------------------          -----------------
     DAVID A. KOENIGSBERG
     Assistant United States Attorney
     Southern District of New York


By:  /s/ LARRY B. SELKOWITZ        Dated:  November 21, 1996
     ----------------------------          -----------------
     LARRY B. SELKOWITZ
     Assistant United States Attorney
     Middle District of Pennsylvania


By:  /s/ EDWIN WINSTEAD            Dated:  November 20, 1996
     ----------------------------          -----------------
     EDWIN WINSTEAD
     Assistant United States Attorney
     District of New Mexico


By:  /s/ PAULA NEWETT              Dated:  November 20, 1996
     ----------------------------          -----------------
     PAULA NEWETT
     Assistant United States Attorney
     Eastern District of Virginia


By:  /s/ LEWIS MORRIS              Dated:  November 20, 1996
     ----------------------------          -----------------
     LEWIS MORRIS
     Assistant Inspector General
     Office of the Inspector General
     U.S. Department of Health and Human Services


By:  /s/ DARA A. CORRIGAN          Dated:  November 20, 1996
     ----------------------------          -----------------
     DARA A. CORRIGAN
     Assistant United States Attorney
     District of Columbia
     On Behalf of the Office of Personnel Management
     Office of Inspector General


By:  /s/ ROBERT D. SEAMAN          Dated:  November 20, 1996
     ----------------------------          -----------------
     ROBERT D. SEAMAN
     General Counsel
     Office of CHAMPUS

              LABORATORY CORPORATION OF AMERICA HOLDINGS,
          LABORATORY CORPORATION OF AMERICA, ROCHE BIOMEDICAL
        LABORATORIES, INC., NATIONAL HEALTH LABORATORIES, INC.,
                AND ALLIED CLINICAL LABORATORIES, INC.


By:  /s/ JAMES B. POWELL, M.D.     Dated:  November 21, 1996
     -------------------------             -----------------
     JAMES B. POWELL, M.D.
     President and Chief Executive Officer


By:  /s/ BRADFORD T. SMITH    Dated:  November 21, 1996
     ------------------------              -----------------
     BRADFORD T. SMITH, ESQ.
     General Counsel


By:  /s/ DAVID P. KING, ESQ        Dated:  November 21, 1996
     -------------------------             -----------------
     DAVID P. KING, ESQ.
     Hogan & Hartson L.L.P.
     Counsel to Roche Biomedical Laboratories, Inc. and
     Laboratory Corporation of America Holdings


By:  /s/ IRA H. RAPHAELSON         Dated:  November 20, 1996
     -------------------------             -----------------
     IRA H. RAPHAELSON, ESQ.
     O'Melveny & Myers
     Counsel to Allied Clinical Laboratories, Inc. and
     Laboratory Corporation of America Holdings


By:  /s/ HELEN TRILLING, ESQ.      Dated:  November 21, 1996
     -------------------------             -----------------
     HELEN TRILLING, ESQ.
     Hogan & Hartson L.L.P.
     Counsel to National Health Laboratories, Inc. and
     Laboratory Corporation of America Holdings

                               RELATORS


By:  /s/ ANDREW A. HENDRICKS, M.D. Dated:  November 20, 1996
     -----------------------------         -----------------
     ANDREW A. HENDRICKS, M.D.


By:  /s/ NEIL GETNICK, ESQ.        Dated:  November 20, 1996
     -------------------------             -----------------
     NEIL GETNICK, ESQ.
     Getnick & Getnick
     Counsel to Andrew A. Hendricks, M.D.


By:  /s/ WILLIAM ST. JOHN LACORTE, M.D. Dated  November 20, 1996
     ----------------------------------        -----------------
     WILLIAM ST. JOHN LaCORTE, M.D.


By:  /s/ NORMAND PIZZA, ESQ.       Dated:  November 20, 1996
     -------------------------             -----------------
     NORMAND PIZZA, ESQ.
     Brook, Pizza & Van Loon, L.L.P.
     Counsel to William St. John LaCorte, M.D.


By:  /s/ GEOFFREY L. ZUCCOLO       Dated:  November 20, 1996
     -------------------------             -----------------
     GEOFFREY L. ZUCCOLO


By:  /s/ CANDACE MCCALL            Dated:  November 20, 1996
     -------------------------             -----------------
     CANDACE McCALL, ESQ.
     QUENTIN R. CORRIE, ESQ.
     Counsel to Geoffrey Zuccolo


By:  /s/ MARY J. DOWNY             Dated:  November 20, 1996
     -------------------------             -----------------
     MARY J. DOWNY


By:  /s/ JAMES A. BRANCH, JR, ESQ. Dated:  November 20, 1996
     -----------------------------         -----------------
     JAMES A. BRANCH, JR., ESQ.
     Counsel to Mary J. Downy